WAVETECH RETAINS ERNST & YOUNG AS AUDITORS
   Image and Services of Big Five Firm Meets Wavetech's Strategic Requirements

TUCSON, AZ, August 17 -- Wavetech International, Inc. (OTC BB: ITEL) announced today that it has retained Ernst & Young, LLP a big five accounting firm, as its independent auditor. Ernst & Young replaced Addison, Roberts & Ludwig, P.C., a smaller local accounting firm.

"We felt we needed the services of a big five accounting firm in keeping with our business plan to grow Wavetech into a provider of leading-edge technology and services for communications worldwide," said Gerald Quinn, Wavetech's President & CEO. "Ernst & Young's knowledge of accounting practices around the globe and their impeccable reputation made them the ideal choice as auditor for Wavetech. We are delighted that Ernst & Young has agreed to become our auditor."

Wavetech   International,   Inc.,   founded  in  1993,  is  a   facilities-based
communications company. Wavetech is one of the first companies to focus exclusively on IP (Internet Protocol) based long distance services.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS INFORMATION MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE FACTORS DETAILED BY WAVETECH IN ITS FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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CONTACT: BILL ROBERTS, CTC INC., 937-434-2700